UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2020

NATIONAL OILWELL VARCO, INC.

(Exact name of registrant specified in its charter)

Delaware	1-12317	76-0475815
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7909 Parkwood Circle Drive

Houston, Texas 77036

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (713) 346-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NOV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

On August 19, 2020, National Oilwell Varco, Inc. (the “Company”), a Delaware corporation, announced that it commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding $400 million aggregate principal amount of 2.600% Senior Unsecured Notes due 2022 (the “Notes”).

The terms and conditions of the Tender Offer are set forth in the Company’s Offer to Purchase, dated August 19, 2020, and the Notice of Guaranteed Delivery relating thereto. The information in this Current Report on Form 8-K is for information purposes only and shall not constitute an offer to buy, or a solicitation of an offer to sell, any Notes. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release dated August 19, 2020 announcing the commencement of the Tender Offer.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONALOILWELLVARCO, INC.

By:	/s/ Brigitte M. Hunt
Brigitte M. Hunt
Vice President

Date: August 19, 2020

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